EXHIBIT (a)(3)



               OFFER TO EXCHANGE UP TO 8.25 SHARES OF COMMON STOCK

                             OF HECLA MINING COMPANY

                                       FOR

                       EACH OUTSTANDING SHARE OF SERIES B
                     CUMULATIVE CONVERTIBLE PREFERRED STOCK

                             OF HECLA MINING COMPANY


TO OUR CLIENTS:

         Enclosed for your consideration is an Offering Circular, dated January 16, 2004 (the "Offering Circular"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Hecla Mining Company ("Hecla") to exchange up to 3,834,410 shares of common stock, par value $0.25 per share, of Hecla for up to all of Hecla's issued and outstanding Shares of Series B Cumulative Convertible Preferred Stock (the "Shares"), upon the terms and subject to the conditions described in the Offering Circular and the Letter of Transmittal.

         The Exchange Offer is subject to satisfaction or waiver of certain conditions that are described in the Offering Circular under the caption "The Exchange Offer - Conditions to the Exchange Offer."

         These materials are being forwarded to you as the beneficial owner of the Shares held by us for your account but not registered in your name. A TENDER OF THE SHARES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Shares held by us for your account, pursuant to the terms and conditions set forth in the enclosed Offering Circular and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Shares on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 12:00 Midnight, New York City time, on February 20, 2004, unless the Exchange Offer is extended. Any Shares tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration of the Exchange Offer.

         Your attention is directed to the following:

         o        The Exchange Offer is for any and all Shares.

         o The Exchange Offer is subject to certain conditions set forth in the Offering Circular under the caption "The Exchange Offer
                  - Conditions to the Exchange Offer."

         o Any transfer taxes incident to the transfer of Shares from the holder to Hecla will be paid by Hecla, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

         o The Exchange Offer expires at 12:00 Midnight, New York City time, on February 20, 2004, unless the Exchange Offer is extended.

         If you wish to have us tender your Shares, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER SHARES.

                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Hecla Mining Company with respect to its Series B Cumulative Convertible Preferred Stock.

         This will instruct you to tender the Shares held by you for the account of the undersigned, subject to the terms and conditions set forth in the Offering Circular and the related Letter of Transmittal.

Please tender the Shares held by you for my account as indicated below:

Series B Cumulative Convertible Preferred Stock _____________ (Number of Shares)

[_] Please do not tender any Shares held by you for my account.

Dated: _______________________ __, 2004

Signature(s): __________________________________________________________________

Print Name(s) here: ____________________________________________________________

Print Address(es): _____________________________________________________________

Area Code and Telephone Number(s): _____________________________________________

Tax Identification or Social Security Number(s): _______________________________

NONE OF THE SHARES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE SHARES HELD BY US FOR YOUR ACCOUNT.




















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